________________________________________________________________________________
________________________________________________________________________________



                       PREFERRED STOCK PURCHASE AGREEMENT


                                      AMONG

                                 IJNT.net, INC.

                                       AND

                           DOMINION CAPITAL FUND, LTD.

                     SOVEREIGN PARTNERS LIMITED PARTNERSHIP


                                   MAY  , 1999


________________________________________________________________________________
________________________________________________________________________________



                          THE GOLDSTEIN LAW GROUP, P.C.
                             65 BROADWAY, 10TH FLOOR
                              NEW YORK, N.Y. 10006
                            TELEPHONE: (212) 809-4220
                            FACSIMILE: (212) 809-4228

                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------


         THIS PREFERRED STOCK PURCHASE AGREEMENT, dated as of May , 1999 (the "AGREEMENT"), among the entities listed on Schedule A annexed hereto (hereinafter collectively referred to as the "INVESTORS"), and IJNT.net, Inc., a corporation organized and existing under the laws of the State of Delaware (OTC Bulletin Board symbol "IJNT", the "COMPANY").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase an aggregate of 2,000 shares of Preferred Stock (as defined below) and Warrants to purchase an aggregate of 50,000 Warrant Shares (pro rata based upon each Investor's portion of the Purchase Price as set forth on Schedule A); and

         WHEREAS, such investment will be made in reliance upon the provisions of Section 4(2) ("SECTION 4(2)") and Regulation D ("REGULATION D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                                    ---------

                               CERTAIN DEFINITIONS
                               -------------------

         Section 1.1 "ADDITIONAL SHARES" shall have that meaning set forth in
Section 2.3 below.

         Section 1.2 "BID PRICE" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

         Section 1.3 "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

         Section 1.4 "BYLAWS" shall mean the Company's bylaws, as amended and in effect as of the Closing Date.

         Section 1.5 "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.6 "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to subscribe for, any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         Section 1.7 "CERTIFICATE OF DESIGNATION" shall mean the Company's Certificate of Designation setting forth all of the rights, privileges and preferences of the Preferred Stock.

         Section 1.8 "CERTIFICATE OF INCORPORATION" shall mean Company's Certificate of incorporation, as amended and in effect as of the Closing Date. and the Company's bylaws, as amended and in effect on the date hereof (the "BYLAWS").

         Section 1.9 "CERTIFICATE OF INCREASE" shall mean the Certificate of Increase to the Certificate of Designation creating the shares of Preferred Stock issued hereunder, as annexed hereto as Exhibit A and made a part hereof.

         Section 1.10 "CLOSING" shall mean the closing of the purchase and sale of the Preferred Stock and Warrants pursuant to Article II below.

         Section 1.11 "CLOSING DATE" shall mean the date each of the conditions precedent to the Closing as set forth in Section 2.6 below, have been satisfied or waived in writing.

         Section 1.12 "COMMON STOCK" shall mean the Company's common stock, $0.01 par value per share.

         Section 1.13 "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

         Section 1.14 "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of 200% of the number of Underlying Shares assuming a Conversion Date on the Closing Date, and 100% of the Warrant Shares.

         Section 1.15 "ESCROW AGENT" shall mean the law firm of The Goldstein Law Group, P.C., pursuant to the terms of the Escrow Agreement.

         Section 1.16 "ESCROW AGREEMENT" shall mean the agreement regarding the escrow of the Purchase Price, Preferred Stock and Warrants annexed hereto as Exhibit B.

         Section 1.17 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.18 "LEGEND" shall have the meaning set forth in Article VIII below.

         Section 1.19 "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Certificate of Designation, the Certificate of Increase, Warrants, Registration Rights Agreement, and/or Escrow Agreement, in any material respect.

         Section 1.20 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.21 "OUTSTANDING" when used with reference to shares of Common Stock, preferred stock of the Company, or Capital Shares (collectively the "SHARES"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that Outstanding shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.22 "PERSON" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.23 "PREFERRED STOCK" shall mean the Company's Series A Preferred Stock with the rights, privileges and preferences, as set forth in the Certificate of Designation, and the Certificate of Increase.

         Section 1.24 "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the principal New York City office of the Chase Manhattan bank, or its successor, as its prime rate (which rate shall change when and as such prime rate changes).

         Section 1.25 "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.26 "PURCHASE PRICE" shall mean $2,000,000.

         Section 1.27 "REGISTRABLE SECURITIES" shall mean the Underlying Shares, Additional Shares, and Warrant Shares, (i) in respect of which the Registration Statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("RULE 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner of sale limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.28 "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors on the Subscription Date annexed hereto as Exhibit C.

         Section 1.29 "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

         Section 1.30 "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.31 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.32 "SEC DOCUMENTS" shall mean the Form 10-KSB, Form 10-QSB's, Form 8-K's, and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at twelve (12) months immediately preceding the date hereof and until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.33 "SECTION 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.34 "SECURITIES" shall mean the Underlying Shares, the Additional Shares, and the Warrant Shares.

         Section 1.35 "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.36 "SUBSCRIPTION DATE" shall mean the date on which this Agreement and all Exhibits and attachments hereto are executed and delivered by the parties hereto.

         Section 1.37 "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

         Section 1.38 "UNDERLYING SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Preferred Stock.

         Section 1.39 "WARRANTS" shall mean the Common Stock Purchase Warrant annexed hereto as Exhibit D.

         Section 1.40 "WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.


                                   ARTICLE II
                                   ----------

              PURCHASE AND SALE OF THE PREFERRED STOCK AND WARRANTS
              -----------------------------------------------------

         Section 2.1 CLOSING. On the Closing Date, the Company will sell, and the Investors will purchase, in reliance upon the representations, covenants, and warranties contained in this Agreement and all Exhibits annexed hereto, and subject to the terms and satisfaction of each of the conditions set forth in
Section 2.5 below, an aggregate of 2,000 shares of Preferred Stock and Warrants to purchase an aggregate of 50,000 Warrant Shares (the number of shares of Preferred Stock and Warrant Shares to be issued to each Investor is stated on Schedule A).

         Section 2.2 FORM OF PAYMENT. The Investors shall each pay their portion of the Purchase Price by delivering good funds in United States Dollars by wire transfer to the Escrow Agent, against delivery of the original shares of Preferred Stock and original Warrants, as per the terms of the Escrow Agreement.

         Section 2.3 ADDITIONAL SHARES. In the event that (a) the Investor(s) have shares of Common Stock which are salable through the use of a prospectus, or within five Trading Days of any Conversion Notice, the Company gives notice to the Investor(s) of an impending blackout or suspension of the Registration Statement, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "OLD BID PRICE") is greater than the Bid Price on the first Trading Day following such blackout or suspension period (the "NEW BID PRICE"), the Investor(s) may sell their Registrable Securities at the New Bid Price pursuant to an effective Registration Statement, the Company shall issue to the Investor(s) a number of additional shares equal to the difference between
(y) the product of the number of Registrable Securities held by the Investor(s) during such blackout or suspension period that are not otherwise freely tradable and the Old Bid Price, divided by the New Bid Price, less the number of Registrable Securities held by the Investor(s) during such blackout or suspension period that are not otherwise freely tradable.

         Section 2.4 LIQUIDATED DAMAGES.

         (a) In the event the Company does not deliver unlegended Common Stock in connection with the sale of such shares of Common Stock by the Investor(s) as set forth in Article VIII below, within five Business Days of surrender by the Investor(s) of the Common Stock certificate as is set forth in Article VIII below, (such date of receipt is referred to as the "RECEIPT DATE"), the Company shall pay to the Investors, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each 500 shares of Common Stock to be so delivered by the Company as set forth above, $500 for each of the first ten (10) calendar days and $1,000 per calendar day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the fourth calendar day after the Receipt Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. The parties hereto acknowledge and agree that the liquidated damages payable pursuant to the Registration Rights Agreement, the Certificate of Designation, and as set forth above, and the obligation to issue Registrable Securities shall constitute liquidated damages and not penalties.

         (b) In the event the Company fails to deliver the Underlying Shares upon conversion of the Preferred Stock the Company will be subject to liquidated damages as set forth in the Certificate of Designation. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and (b) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

         (c) The parties agree that the payment of liquidated damages pursuant to the terms set forth herein, the Registration Rights Agreement, and in the Certificate of Designation, shall not relieve the Company of the necessity to perform its duties as set forth in this Agreement and all exhibits annexed hereto.

         (d) Notwithstanding the above, if event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor(s) as set forth in Article VIII below within five Business Days of the Receipt Date, the Company shall also pay to the Investor(s), in immediately available funds, interest (at the then current Prime Rate), based upon the product of (i) the number of undelivered unlegended freely tradable shares, and (ii) the Bid Price of the Common Stock on the Receipt Date, undelivered for every day thereafter that the unlegended shares of Common Stock are not delivered. Any and all payments required pursuant to this Section shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section or elsewhere in this Agreement or any Exhibit annexed hereto.

         Section 2.5 CONDITIONS TO CLOSING.

         (a) CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE THE PREFERRED STOCK AND WARRANTS. The Company agrees to sell and the Investors agree to purchase an aggregate of 2,000 shares of Preferred Stock and Warrants to purchase an aggregate of 50,000 Warrant Shares upon the satisfaction, or written waiver, of each of the following conditions:

             (i) Acceptance by each of the Investors of a satisfactory Purchase Agreement and due execution by all parties of this Agreement and the Exhibits annexed hereto;

             (ii) Delivery to the Escrow Agent by the Company of 2,000 original shares of Preferred Stock and Warrants to purchase 50,000 Warrant Shares in the correct denominations as set forth in Schedule A;

             (iii) All representations, covenants, and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date;

             (iv) The Investors shall have received an opinion of counsel substantially in the form of Exhibit E annexed hereto;

             (v) The Company shall have obtained all permits and qualifications required for the offer and sale of the Preferred Stock, Warrants, and the proposed issuance of the Securities or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock and Warrants, and the proposed issuance of the Securities, shall be legally permitted by all laws and regulations to which the Company and the Investors are subject;

             (vi) The Investors shall have received the instruction letter executed by the Company and the Company's transfer agent as set forth in Exhibit F annexed to this Agreement;

             (vii) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Designation, the Certificate of Increase, the Escrow Agreement, the Registration Rights Agreement and the Warrants, to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

             (viii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or the Exhibits annexed hereto;

             (ix) The trading of the Common Stock has not been suspended by the SEC or the OTC Bulletin Board, and the Common Stock has not been delisted from the OTC Bulletin Board. The issuance of shares of Common Stock with respect to the conversion of the Preferred Stock, and/or exercise of the Warrants shall not violate the shareholder approval requirements of the OTC Bulletin Board. The Company shall not have been contacted by the NASD concerning the delisting of the Common Stock on the OTC Bulletin Board and the Company currently meets all applicable listing requirements of the OTC Bulletin Board;

             (x) written proof that the Certificate of Designation remains in effect and the Certificate of Increase has been filed with the Secretary of State of the State of Delaware; and

             (xi) Payment of fees as set forth in Section 12.7 below.

         (b) CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The Investors understand that the Company's obligation to sell the Preferred Stock and Warrants is subject to the satisfaction (or written waiver) on the Closing Date, of each of the following conditions:

             (i) Delivery by each of the Investors of a copy of this Agreement and each Exhibit annexed hereto to which it is a party (substantially in the form annexed hereto), in each case executed by each of the Investors;

             (ii) Delivery to the Escrow Agent by the Investors of good cleared funds as payment for the Purchase Price for the purchase of the Preferred Stock and Warrants;

             (iii) All representations and warranties of the Investors contained herein shall remain true and correct in all material respects as of the Closing Date; and

             (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock, Warrants, and Securities shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.


                                   ARTICLE III
                                   -----------

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
                 -----------------------------------------------

         The Investors represent and warrant to the Company that:

         Section 3.1 ORGANIZATION AND AUTHORIZATION. Investors are duly incorporated or organized and validly existing in the country of their incorporation or organization and have all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by the Investors, the performance by the Investors of their obligations hereunder and the consummation by the Investors of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investors. The undersigned has all right, power and authority to execute and deliver this Agreement on behalf of the Investors. This Agreement has been duly executed and delivered by the Investors and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investors, enforceable against the Investors in accordance with its terms.

         Section 3.2 EVALUATION OF RISKS. Investors have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They recognize that their investment in the Company involves a high degree of risk.

         Section 3.3 INDEPENDENT COUNSEL. Investors acknowledge that they have been advised to consult with their own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the securities issuable hereunder.

         Section 3.4 NO REGISTRATION. The Investors understand that the securities issuable hereunder have not been registered under the Securities Act or any other securities laws but are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investors set forth herein in order to determine the applicability of such exemptions and the suitability of Investors to acquire the securities hereunder.

         Section 3.5 INVESTMENT INTENT. Without limiting their right to sell, transfer or assign the Preferred Stock, Warrants and/or Securities, the Investors are entering into this Agreement solely for their own account and the Investors have no present arrangement (whether or not legally binding) at any time to sell the Preferred Stock, Warrants, or Securities to or through any person or entity. The Investors understand and agree that they may bear the economic risk of its investment in the Securities for an indefinite period of time.

         Section 3.6 REGISTRATION RIGHTS. The parties have entered into the Registration Rights Agreement.

         Section 3.7 NO ADVERTISEMENTS. The Investors are not entering into this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         Section 3.8 SOPHISTICATED INVESTORS. The Investors are each sophisticated investors (as described in Rule 506(b)(2)(ii) of Regulation D) and accredited investors (as defined in Rule 501 of Regulation D), and each of the Investors has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and Warrants. The Investors acknowledge that an investment in the Preferred Stock and Warrants is speculative and involves a high degree of risk.

         Section 3.9 NOT AN AFFILIATE. None of the Investors is an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.


                                   ARTICLE IV
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants that:

         Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material terms of its Certificate of Incorporation or ByLaws.

         Section 4.2 AUTHORITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Preferred Stock, Warrants, and the Securities, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its shareholders, or its Board of Directors is necessary, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement the Preferred Stock, Warrants, and Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors; PROVIDED, HOWEVER, that the Preferred Stock, Warrants, and the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Preferred Stock, Warrants, and Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person other than the Investors pursuant to the terms of this Agreement.

         Section 4.3 CAPITALIZATION. As of April, 1999, the authorized capital stock of the Company consisted of _____ shares of Common Stock, $0.01 par value, of which _____ shares are outstanding, and ______ shares of preferred stock, of which ___ shares are outstanding. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock of the Company are entitled to preemptive or similar rights. Except as disclosed in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Documents, to the knowledge of the Company, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

         Section 4.4 COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted, and trades, on the OTC Bulletin Board, and the Company is in full compliance with the rules and regulations of the OTC Bulletin Board.

         Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve (12) months immediately preceding the date hereof. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.6 VALID ISSUANCES. Neither the issuance of the Preferred Stock, Warrants, or Securities, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Warrants, Preferred Stock, or Securities, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of the Company.

         Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates, nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the offer and sale of the Preferred Stock, Warrants, or Securities, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, Warrants, or Securities under the Securities Act, except as contemplated by this Agreement.

         Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to the Investors true and correct copies of the Certificate of Incorporation and the Bylaws.

         Section 4.9 NO CONFLICTS/NO VIOLATIONS. The execution, delivery and performance of this Agreement (including all Exhibits annexed hereto) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Stock, Warrants, and Securities, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 4.10 NO MATERIAL ADVERSE EFFECT. Since January 1, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, or as publicly announced.

         Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations, known or unknown, absolute or otherwise, which are not disclosed in the SEC Documents or otherwise publicly announced, or as incurred in the ordinary course of the Company's businesses since January 1, 1999, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since January 1, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.13 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

         Section 4.14 ACCURACY OF REPORTS AND INFORMATION. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the Subscription Date.

         Section 4.15 ACKNOWLEDGMENT OF DILUTION. The Company is aware and acknowledges that issuance of Common Stock upon the conversion of the Preferred Stock and/or exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Additional Shares in accordance with the terms herein, Underlying Shares in accordance with the Certificate of Designation, Certificate of Increase, and Warrant Shares in accordance with the Warrants is unconditional and absolute regardless of the effect of any such dilution.

         Section 4.16 EMPLOYEE RELATIONS. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

         Section 4.17 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not cause a Material Adverse Effect.

         Section 4.18 BOARD APPROVAL. The Board of Directors of the Company has concluded, in its good faith business judgment, that the issuances of the Preferred Stock, Warrants, and Securities in connection with this Agreement are in the best interests of the Company.

         Section 4.19 INTEGRATION. The Company, any of its affiliates, or any person acting on its or their behalf has not, shall not, and shall use its best efforts to ensure that no affiliate shall, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Preferred Stock and Warrants in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Preferred Stock and Warrants to the Investors. The shares of Preferred Stock and Warrants are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

         Section 4.20 PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

         Section 4.21 USE OF PROCEEDS. The Company represents that the net proceeds from this offering will be used for working capital purposes and/or general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

         Section 4.22 SUBSIDIARIES. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.23 NO PRIVATE PLACEMENTS. Except as disclosed in the SEC Documents, the Company has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except for the transactions contemplated hereby and as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Preferred Stock, Warrants, or Securities.

         Section 4.24 PERMITS; COMPLIANCE. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits except for such Company Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1999 neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

         Section 4.25 TAXES. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

         Section 4.26 NO BANKRUPTCY. The Company is aware of no facts or claims against it which would, and the Company has no present intention to, liquidate the assets of the Company and/or seek bankruptcy protection either voluntarily or involuntarily.

         Section 4.27 MATERIAL CONTRACTS. Except as set forth in the SEC Documents, the agreements to which the Company is a party described in the SEC Documents are valid agreements, in full force and effect. The Company is not in material breach or material default under any of such agreements, except where such breach or default would not cause a Material Adverse Effect.

         Section 4.28 TITLE TO ASSETS. Except as set forth in SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as would not cause a Material Adverse Effect.

         Section 4.29 SENIORITY. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether with respect to dividends or upon liquidation, dissolution or otherwise.

         Section 4.30 FORM S-3 ELIGIBILITY. The Company is, and as of the Closing Date will be, eligible to register securities for resale with the SEC under Form S-3 under the Securities Act.

         Section 4.31 FILINGS. Except for the filing of a Form D within 15 days after the Closing Date (which the Company agrees it will file), and such other form(s) required by "blue sky" laws, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock, or Warrants, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

         Section 4.32 CERTIFICATE OF DESIGNATION. As of the Closing Date the Certificate of Designation remains in full force and effect, and the Company has full authority to amend the Certificate of Designation to include the shares of Preferred Stock issued hereunder.


                                    ARTICLE V
                                    ---------

                           COVENANTS OF THE INVESTORS
                           --------------------------

         Section 5.1 4.99% LIMITATION. The number of shares of Common Stock which may be acquired by any Investor pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such Investor, would result in such Investor owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding sentence shall not interfere with any Investor's right to convert any share or shares of Preferred Stock and/or exercise the Warrants over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such Investor does not own more than 4.99% of the then outstanding Common Stock at any given time.

                                   ARTICLE VI
                                   ----------

                            COVENANTS OF THE COMPANY
                            ------------------------

         Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, that number of shares of Common Stock equal to no less than 200% of the Underlying Shares issuable pursuant to the terms of the Certificate of Designation, and Certificate of Increase, and 100% of the Warrant Shares, for the purpose of enabling the Company to satisfy any obligation to issue the Securities. The number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Conversion Price and/or Exercise Price as set forth in the Certificate of Designation, the Certificate of Increase, and the Warrants.

         Section 6.3 LISTING OF COMMON STOCK. The Company shall (a) not later than the tenth Business Day following the Closing Date prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) two times the number of Underlying Shares as would be issuable upon a conversion in full of (and as payment of dividends in respect of) the Preferred Stock, assuming such conversion occurred on the Closing Date, and (ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investors evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market for so long as the Securities, Preferred Stock and/or Warrants are owned by the Investors. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding shares of Preferred Stock, and upon exercise in full of the Warrants is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence), if required pursuant to the rules and regulations of the Principal Market, to file an additional shares listing application with the Principal Market (and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of (x) 200% of the number of Underlying Shares as would then be issuable upon conversion in full of the Preferred Stock, and (y) the number of Warrant Shares as would be issuable upon exercise in full of the Warrants. The Company warrants that it (i) has not received any notice, oral or written, affecting its continued listing on the OTC Bulletin Board, and (ii) is in full compliance with the requirements for continued listing on the OTC Bulletin Board. The Company will take no action, which would impact its continued listing or the eligibility of the Company for such listing unless it entails the Common Stock being listed immediately thereafter on another Principal Market with no break in trading. The Company will comply with the listing and trading requirements of its Common Stock on the OTC Bulletin Board (and of any then Principal Market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market for so long as the Preferred Stock, Warrants and/or Securities are owned by any of the Investors. If the Company receives notification from Nasdaq or any other controlling entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will immediately thereafter give written notice to the Investors and take all action necessary to bring the Company into compliance with all applicable listing standards of the Principal Market.

         Section 6.4 EXCHANGE ACT REGISTRATION. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act for so long as the Preferred Stock, Warrants and/or Securities are owned by any of the Investors.

         Section 6.5 LEGENDS. The securities to be sold by the Company pursuant to this Agreement shall be free of restrictive legends, except as set forth in
Article VIII.

         Section 6.6 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company will immediately notify the Investors upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will immediately make available to the Investors any such supplement or amendment to the related prospectus.

         Section 6.8 CONSOLIDATION; MERGER. For so long as the Preferred Stock, Warrants, and/or Registrable Securities are owned by any of the Investors, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "CONSOLIDATION EVENT") unless the resulting successor or acquiring entity assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement, and all Exhibits annexed hereto.

         Section 6.9 ISSUANCE OF UNDERLYING SHARES AND WARRANT SHARES. The issuance of the Underlying Shares and the Warrant Shares pursuant to exercise of the Warrants, and the conversion of the Preferred Stock, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act or Regulation D and any applicable state securities law.

         Section 6.10 LEGAL OPINION. The Company's independent counsel shall deliver to the Investors upon execution of this Agreement, an opinion in the form of Exhibit E annexed hereto. The Company will obtain for the Investors, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrants, including, but not limited to, obtaining for the Investors an opinion of counsel, subject only to receipt of a notice of conversion (the "NOTICE OF CONVERSION") in the form of Exhibit G, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrants, directing the Company's transfer agent to remove the legend from the certificate.

         Section 6.11 20% RULE. In the event the rules of the Principal Market require, the Company agrees that it will call a stockholders' meeting for the purpose of approving below market price issuances of Common Stock to the Investors in excess of 20% of the number of shares of Common Stock outstanding as of the Subscription Date. In the event that the aforementioned proposal is not ratified by the stockholders, or no such meeting is held prior to the 45th day after the date that the Company first becomes subject to such requirement ("RATIFICATION DATE"), the Company agrees that it shall seek a waiver from the Principal Market for such issuance, if necessary. In the event the Company does not get such a waiver within ten calendar days after the Ratification Date, the Company agrees that it will pay to the Investors, on or before the fifteenth calendar day after the Ratification Date, the "Economic Benefit" of that number of shares of Common Stock issuable to the Investors above said 20%. The "Economic Benefit" is defined as the number of shares of Common Stock issuable to the Investors upon conversion pursuant to the terms hereunder and in the Certificate of Designation and the Certificate of Increase, in excess of 20% of the outstanding Common Stock as of the applicable Closing Date multiplied by the Bid Price on the tenth trading day after the Ratification Date.

         Section 6.12 RIGHT OF FIRST REFUSAL/RESTRICTIONS ON FUTURE FINANCING. The Company and the Investors agree that each shall continue to be bound to
Section 6.17 RIGHT OF FIRST REFUSAL contained in the Preferred Stock and Private Equity Line of Credit Agreement dated as of December 4, 1998, by and between the Investors and the Company.

         Section 6.13 CONVERSION OF PREFERRED STOCK. The Company will permit the Investors to exercise their right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company.

         Section 6.14 EXERCISE OF WARRANTS. The Company will permit the Investors to exercise their right to purchase shares of Common Stock upon exercise of the Warrants as is set forth in the Warrants.

         Section 6.15 INCREASE IN AUTHORIZED SHARES. At such time as the Company would be, if a Notice of Conversion or notice of exercise (as the case may be) were to be delivered to the Company via facsimile on such date, precluded from
(a) converting in full all of the shares of Preferred Stock that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock), or (b) honoring the exercise in full of the Warrants, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 60 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Preferred Stock and the Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding shares of Preferred Stock and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement, the Certificate of Designation, the Certificate of Increase, and (iv) such number of Warrant Shares as would then be issuable upon the exercise in full of the Warrants. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to its shareholders, and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's Certificate of Incorporation to evidence such increase. The foregoing shall not relieve the Company from any claim for damages that the Investors may have against the Company as a result of the Company not having a sufficient number of authorized shares of Common Stock to satisfy its obligations under this Agreement or any Exhibit annexed hereto.

         Section 6.16 NOTICE OF BREACHES. Each of the Company on the one hand, and the Investors on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify the Investors of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Investors a copy of any written statement in support of or relating to such claim or notice.

         Section 6.17 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Except in the ordinary course of the Company's business or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire).

         Section 6.18 NOTICES. The Company agrees to provide all holders of Preferred Stock and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 6.19 QUESTIONS/ANSWERS. The Company shall provide the Investors with the opportunity to ask additional questions of, and receive answers (all of which information shall be limited to information in the public domain) from the Company concerning the Company during the period which the Investors owns the Initial Shares, Secondary Shares, Additional Shares, Warrants and/or Warrant Shares.


                                   ARTICLE VII
                                   -----------

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION
         --------------------------------------------------------------

         Section 7.1 DUE DILIGENCE REVIEW. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors), and any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and its respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 7.2 NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

                  (a) The Company shall not disclose non-public information to the Investors, or advisors to or representatives of, the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, and their advisors and representatives, with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

                  (b) Nothing herein shall require the Company to disclose non-public information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of its opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII
                                  ------------

                                     LEGENDS
                                     -------

         Section 8.1 LEGENDS. The Investors agree to the imprinting, so long as is required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investors and their counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on each of the Preferred Stock, Underlying Shares and Warrant Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         The Company agrees that it will provide the Investors, upon request, with a certificate or certificates representing the Securities, free from such legend at such time as such legend is no longer required hereunder. The Company may not take any action or make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

         Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

                  (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing the Warrants, Preferred Stock, Underlying Shares or Warrant Shares that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor(s) confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) confirms to the transfer agent that the Investor(s) has complied with the prospectus delivery requirement; or

                  (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that
(i) the Investor(s) is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any other similar exemption as may then be in effect), or
(ii) the Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144 (or such other applicable exemption).

         Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

         Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than that specified in this Article (or pursuant to the Registration Statement) has been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article.


                                   ARTICLE IX
                                   ----------

                                  CHOICE OF LAW
                                  -------------

         Section 9.1 CHOICE OF LAW; VENUE; JURISDICTION. This Agreement will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.


                                    ARTICLE X
                                    ---------

                             ASSIGNMENT; TERMINATION
                             -----------------------

         Section 10.1 ASSIGNMENT. Each Investor's interest in this Agreement and its ownership of the Preferred Stock and Warrants may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of each Investor) who agrees to, and truthfully can, make the representations and warranties contained in Article III, and who agrees to be bound by the covenants of Article V. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Preferred Stock and/or Warrants purchased or acquired by the Investors hereunder with respect to the Common Stock held by such person.

         Section 10.2 TERMINATION. This Agreement shall terminate upon the earliest of (i) the date that all the Registrable Securities have been sold by the Investors pursuant to the Registration Statement; or (ii) five years after the Closing Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII herein, and the registration rights provisions for the Registrable Securities held by the Investors set forth in this Agreement, and the Registration Rights Agreement, shall survive the termination of this Agreement.


                                   ARTICLE XI
                                   ----------

                                     NOTICES
                                     -------

         Section 11.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

         If to the Company:

                                    IJNT.net, Inc.
                                    2800 Lafayette, Suite D
                                    Newport Beach, CA 92663
                                    Attention: President
                                    Telephone: (949) 723-2183
                                    Facsimile: (949) 723-2182

         If to the Investors at their respective addresses as set forth on Schedule A.

         with a copy to:

                                    The Goldstein Law Group, P.C.
                                    65 Broadway, 10th Floor
                                    New York, NY  10006
                                    Attention: Scott H. Goldstein, Esq.
                                    Telephone: (212) 809-4220
                                    Facsimile: (212) 809-4228

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 11.2 INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investors and each officer, director of the Investors or person, if any, who controls the Investors within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

         The Investors agree that they will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such Person of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Investors or any subsequent assignee may otherwise have.

         Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury. If the Investors, or any person claimed to be affiliated or associated with the Investors, becomes involved in any capacity in any action, proceeding or investigation brought by or against any such person, including shareholders of the Company, in connection with or as a result of any matter referred to in this Agreement or any Exhibit annexed hereto, the Company shall reimburse the Investors and/or those claimed to be affiliated or associated with the Investors for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred, provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that the Investors is not the prevailing party then in that event, the Investors and/or any other person having received such advances of fees and/or expenses shall reimburse the Company in full for the sums advanced.

         Section 11.3 CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Investors shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         Section 12.1 COUNTERPARTS; FACSIMILE; AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Investors on the other hand.

         Section 12.2 ENTIRE AGREEMENT. This Agreement, and the Exhibits annexed hereto, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 12.3 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 12.4 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 12.5 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to rely upon any other reporting entity.

         Section 12.6 REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock, Warrants, or Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and to the Company's transfer agent, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 12.7 FEES AND EXPENSES. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the Closing Date, the sum of $10,000, in cash, out of escrow, to the Escrow Agent, and fees to Havkit Corporation of $10% of the Purchase Price in cash, out of escrow..

         Section 12.8 PUBLICITY. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investors without the prior written consent of the Investors, except to the extent required by law, in which case the Company shall provide the Investors with prior written notice of such public disclosure.


EXHIBITS:
--------
A:    Certificate of Increase
B:    Escrow Agreement
C:    Registration Rights Agreement
D:    Common Stock Purchase Warrant
E:    Opinion of Counsel
F:    Instruction Letter to Transfer Agent
G:    Notice of Conversion


                  [Remainder of page intentionally left blank]

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


IJNT.NET, INC.


By _________________________________

                                            SOVEREIGN PARTNERS LIMITED
                                              PARTNERSHIP


                                            By_________________________________


                                            DOMINION CAPITAL FUND, LTD.


                                            By_________________________________

                                   SCHEDULE A


                                LIST OF INVESTORS
                                -----------------

1.       Sovereign Partners Limited Partnership
         c/o Southridge Capital Management
         90 Grove Street, Suite #01
         Ridgefield, CT 06877
         Telephone: (203) 431-8300
         Facsimile: (203) 431-8301
         Initial Investment Amount: $1,000,000
         No. of Warrant Shares
           underlying Warrant:  25,000

2.       Dominion Capital Fund, Ltd.
         c/o Citco Fund Services
         Bahamas Financial Center, 3rd Floor
         Shirley & Charlotte Streets
         CB 13136
         Nassau, Bahamas
         Telephone: (242) 356-5928
         Facsimile: (242) 356-0223
         Initial Investment Amount: $1,000,000
         No. of Warrant Shares
           underlying Warrant:  25,000

                                    EXHIBIT A

     [THIS WILL BE FILED AS AN AMENDMENT TO THE EXISTING COD FOR THE SERIES
      A PREFERRED STOCK - COMPANY COUNSEL TO PREPARE AMENDMENT AND SUPPLY]

                                    EXHIBIT B

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made as of the _ day of May, 1999 by and among IJNT.NET, INC., with its principal office at 2800 Lafayette, Suite D, Newport Beach, California 92663 (hereinafter the "COMPANY"), the entities specified on Schedule A attached hereto, with their respective principal offices at the addresses set forth in Schedule A (collectively referred to as the "INVESTORS"), Havkit Corporation (the "PLACEMENT AGENT"), and The Goldstein Law Group, PC, 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "ESCROW AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Investors will be purchasing shares of Preferred Stock and Warrants from the Company at a purchase price as set forth in Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of May , 1999, which will be issued as per the terms contained herein and in the Purchase Agreement executed by the Company and Investors; all capitalized terms not defined herein shall have the definition as set forth in the Purchase Agreement; and

         WHEREAS, the Placement Agent is to receive a cash fee from the Company as set forth in the Purchase Agreement in connection with transactions contemplated thereby; and

         WHEREAS, the parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Preferred Stock and Warrants (collectively referred to as the "SECURITIES"); and

         WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation D promulgated under the Securities Act of 1933, as amended; and

         WHEREAS, the Company has requested that the Escrow Agent hold the Purchase Price in escrow until the Escrow Agent has received the original shares of Preferred Stock and Warrants, and all of the conditions precedent to the Closing shall been satisfied as per the terms of the Purchase Agreement. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's discretion immediately available funds to the Company's account and arrange for delivery of the Preferred Stock and Warrants to Investors as per the terms and conditions in the Agreement.


         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                               TERMS OF THE ESCROW

         1.1 Upon Escrow Agent's receipt of the Purchase Price into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

         1.2 The Company, upon receipt of said notice and acceptance of the Purchase Agreement by all parties, as evidenced by the Company's and the Investors' execution thereof, shall deliver to the Escrow Agent the original Securities being purchased on the Closing Date.

         1.3 Once Escrow Agent receives the original Securities, he shall immediately wire that amount of funds necessary to purchase the Securities per the written instructions of the Company net of all fees as set forth below. The Company will furnish Escrow Agent with a "Net Letter" directing payment out of escrow of (i) Placement Agent fees as per the terms of the Purchase Agreement to the Placement Agent; and (ii) legal, administrative, and escrow costs as per the terms of the Purchase Agreement to the Escrow Agent, such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been wired to the Company, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investors.


                                    ARTICLE 2

                                  MISCELLANEOUS

         2.1 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company or any of the Investors attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Investors in writing. In the case of the Escrow Agent's resignation or removal, its only duty, until receipt of notice from the Company and the Investors or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the funds and/or Securities it has received. Upon receipt by the Escrow Agent of said notice from the Company and the Investors of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds and/or Securities it has received, the Escrow Agent shall promptly thereafter transfer all of the funds and/or Securities it has received to said successor escrow agent. Immediately after said transfer, the Escrow Agent shall furnish the Company and the Investors with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Investors after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Investors to transfer the funds and/or Securities it has received to a successor escrow agent or to return same to the respective parties.

         2.2 The Escrow Agent shall be reimbursed by the Company and the Investors for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

         2.3 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

         2.4 The Company and the Investors warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

             (i) there is no security interest in the Securities or any part thereof;

             (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

             (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

         2.5 The Escrow Agent in its capacity as such has no liability hereunder to either party other than to hold the funds and/or Securities it has received and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent in its capacity as such from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow Agreement.

         2.6 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.7 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

         (a) IJNT.net, Inc.
             2800 Lafayette, Suite D
             Newport Beach, CA 92663
             Attention: President
             Telephone:949-723-2183
             Facsimile:949-723-2182


         (b) If to the Investors, to such Investor's address set forth on Schedule A.

         (c) The Goldstein Law Group, PC
             65 Broadway, 10th Fl.
             New York, NY  10006
             Attention:  Scott H. Goldstein, Esq.
             Telephone: (212) 809-4220
             Facsimile: (212) 809-4228

         or to such other person at such other place as the such party shall designate to the other party in writing.

         2.8 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         2.9 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.10 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

         2.11 The Company acknowledges and confirms that it is not being represented in a legal capacity by The Goldstein Law Group, PC and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

         2.12 This Agreement will be construed and enforced in accordance with, and exclusively governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the ____ day of May, 1999.

IJNT.NET, INC.


By________________________________


                                           SOVEREIGN PARTNERS LIMITED
                                             PARTNERSHIP


                                           By________________________________


                                           DOMINION CAPITAL FUND, LTD.


                                           By________________________________


                                           The Goldstein Law Group, PC
                                           Escrow Agent


                                           By________________________________

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of the ___ day of May, 1999, between the entities listed on Schedule A attached hereto (collectively referred to as the "INVESTORS"), and IJNT.net, Inc., a corporation incorporated under the laws of the state of Delaware, and having its principle place of business at 2800 Lafayette, Suite D, Newport Beach, CA 92663, (the "COMPANY").

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investors are purchasing from the Company, pursuant to a Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"), an aggregate of 2,000 shares of Preferred Stock and Warrants to purchase an aggregate of 50,000 Warrant Shares; All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Purchase Agreement; and

         WHEREAS, the Company desires to grant to the Investors the registration rights set forth herein with respect to the Underlying Shares, Warrant Shares and Additional Shares.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. REGISTRABLE SECURITIES. As used herein the term "REGISTRABLE SECURITY" means the Underlying Shares, Warrant Shares and Additional Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and disposed of pursuant thereto,
(ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the Securities Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

         Section 2. RESTRICTIONS ON TRANSFER. The Investors acknowledge and understand that prior to the registration of the Registrable Securities as provided herein, the Registrable Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Investors understand that no disposition or transfer of the Registrable Securities may be made by Investors in the absence of (i) an opinion of counsel to the Investors that such transfer may be made without registration under the Securities Act or (ii) such registration.

         Section 3. REGISTRATION RIGHTS.

                 (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), within 15 calendar days after the Subscription Date, an amendment to the Form S-3 registration statement which was filed by the Company with the SEC on ________, under the Securities Act (the "AMENDMENT", including the registration statement to which it is amending), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a public offering and sale of the Registrable Securities under the Act. The Company shall use its best efforts to cause the Amendment to become effective within 45 calendar days from the Subscription Date. The number of shares of Common Stock designated in the Amendment to be registered shall be (i) 200% of the number of Underlying Shares that would be required if all of the shares of Preferred Stock were converted on the Trading Day immediately preceding the filing of the Amendment, plus (ii) 100% of the Warrant Shares.

                 In the event the number of shares of Common Stock included in the Amendment shall be insufficient to cover the number of Registrable Securities, the Company agrees that it shall file either another amendment or a new registration statement covering the Registrable Securities as is then outstanding, pursuant to the time requirements as set forth in this Agreement to apply from such date the Amendment no longer covers an adequate number of Registrable Securities due to the Investor(s) via conversion and/or exercise. The Company agrees that in each such event it will file with the SEC either an amendment to the Amendment or a new registration statement within 30 days of when required hereunder, and use its best efforts to cause either the amendment or such registration statement to become effective within 60 calendar days from when required. If such amendment or new registration statement is not filed and/or declared effective in a timely manner as set forth herein, the Company shall be subject to liquidated damages as pursuant to the provisions of Section 3(e) below.

                 (b) The Company will maintain the Amendment or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Amendment, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) five years after the Subscription Date.

                 (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Amendment under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Investors shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Investors reasonably designate and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Investors with copies of the Amendment (including the underlying registration statement) and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Investors.

                 (d) The Company shall not be required by this Section 3 to include a Investors' Registrable Securities in any amendment or registration statement which is to be filed if, in the opinion of counsel for both the Investors and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Investors and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                 (e) In the event the Amendment to be filed by the Company pursuant to Section 3(a) above is not filed with the SEC within 15 calendar days from the Subscription Date and/or the Amendment is not declared effective by the SEC within 45 days from the Subscription Date, then the Company will pay Investors (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the Purchase Price of the then outstanding shares of Preferred Stock for every 30 calendar day period until the Amendment has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Investors in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section. If the Company does not remit the damages to the Investors as set forth above, the Company will pay the Investors reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision shall not affect or limit Investors' other rights or remedies as set forth in this Agreement.

                 (f) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

                 (g) The Company agrees that it will declare the Amendment effective within five days after being informed by the SEC that the Amendment may be declared effective, and will respond to any questions and/or comments from the SEC within five business days after receipt of same.

         Section 4. COOPERATION WITH COMPANY. Investors will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         Section 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                 (a) prepare and file with the SEC such amendments and supplements to the Amendment and the prospectus used in connection therewith as may be necessary to keep it effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investors of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act);

                 (b) furnish to each Investor such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Investors may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Investors;

                 (c) register and qualify the securities covered by the Amendment under such other securities or blue sky laws of such jurisdictions as the Investors shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Investors, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                 (d) list such securities on the Nasdaq OTC Bulletin Board or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or Nasdaq;

                 (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                 (f) notify each holder of Registrable Securities covered by the Amendment, at any time when a prospectus relating thereto covered by the Amendment is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Amendment, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 6. INFORMATION BY INVESTORS. Each holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Investors and the distribution proposed by such Investors as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

         Section 7. ASSIGNMENT. The rights granted the Investors under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         Section 8. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate as to each Investor (and permitted transferee under Section 7 above) upon the occurrence of any of the following:

                 (a) all such Investors' securities subject to this Agreement have been registered;

                 (b) all of such Investors' securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                 (c) all of such Investors' securities subject to this Agreement can be sold pursuant to Rule 144(k); or

                 (d) five years from the issuance of the Registrable Securities.

         Section 9. INDEMNIFICATION.

                 (a) In the event of the filing of any amendment or registration statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Investors and each officer or director of the Investors or person, if any, who controls the Investors within the meaning of the Securities Act ("DISTRIBUTING INVESTORS") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investors, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement requested by such Distributing Investor, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, specifically for use in the preparation thereof and, provided further, that the indemnity agreement contained in this Section 9(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Company failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such registration statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Company was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Investors may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Investor, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Investor and the indemnifying party and the Distributing Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Investor (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Investor, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Investor, which firm shall be designated in writing by the Distributing Investor). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 10. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Investor makes a claim for indemnification pursuant to Section 9 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 9 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Investor, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 11. NOTICES. Any notice pursuant to this Agreement by the Company or by the Investors shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a) If to the Investors, to their respective address set forth on Schedule A.

                 (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two days after such facsimile is sent.

         Section 12. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 13. JURISDICTION. This Agreement will be construed and enforced in accordance with and exclusively governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         Section 14. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         Section 15 COUNTERPARTS; FACSIMILE; AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Investors on the other hand.


                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


Attest:                                     IJNT.net, Inc.


By:_________________________________        By:________________________________
    Name:                                       Name:
    Title:                                      Title:


                                            SOVEREIGN PARTNERS LIMITED
                                              PARTNERSHIP


                                            By_________________________________


                                            DOMINION CAPITAL FUND, LTD.


                                            By_________________________________

                                    EXHIBIT D

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE Act PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                          COMMON STOCK PURCHASE WARRANT

No. 1

                  To Purchase 25,000 Shares of Common Stock of

                             IJNT INTERNATIONAL INC.

         THIS CERTIFIES that, for value received, Dominion Capital Fund, Ltd., or its assigns (the "INVESTOR"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof (the "ISSUANCE DATE") and on or prior to May , 2004 (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from IJNT INTERNATIONAL INC., a Delaware corporation (the "COMPANY"), Twenty Five Thousand (25,000) shares of Common Stock (the "WARRANT SHARES"). The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be $ [125% OF THE BID PRICE OF THE COMMON STOCK ON THE TRADING DAY IMMEDIATELY PRECEDING THE CLOSING DATE]. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Preferred Stock Purchase Agreement dated as of May , 1999 (the "AGREEMENT") entered into between the Company, the Investor and another entity not a party to this Warrant. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE Act PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                          COMMON STOCK PURCHASE WARRANT

No. 2

                  To Purchase 25,000 Shares of Common Stock of

                             IJNT INTERNATIONAL INC.

         THIS CERTIFIES that, for value received, Sovereign Partners Limited Partnership, or its assigns (the "INVESTOR"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof (the "ISSUANCE DATE") and on or prior to May , 2004 (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from IJNT INTERNATIONAL INC., a Delaware corporation (the "COMPANY"), Twenty Five Thousand (25,000) shares of Common Stock (the "WARRANT SHARES"). The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be $ [125% OF THE BID PRICE OF THE COMMON STOCK ON THE TRADING DAY IMMEDIATELY PRECEDING THE CLOSING DATE]. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Preferred Stock Purchase Agreement dated as of May , 1999 (the "AGREEMENT") entered into between the Company, the Investor and another entity not a party to this Warrant. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. EXERCISE OF WARRANT.

                  (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Subscription Form annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares of Common Stock thereby purchased or pursuant to the cashless exercise feature provided below; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares of Common Stock purchased hereunder shall be delivered to the holder hereof within three Business Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer (of same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased or pursuant to the cashless exercise feature as set forth in Section 3(b) below.

                  (b) The Investor may pay the Exercise Price in cash (as set forth in Section 3(a) above) or, pursuant to a cashless exercise, as follows: the Investor shall surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Investor the number of Warrant Shares determined as follows:

                                  X = Y (A-B)/A
         where:
                                  X = the number of Warrant Shares to be issued to the Investor.

                                  Y = the number of Warrant Shares with
                                  respect to which this Warrant is being
                                  exercised.

                                  A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the date of Exercise.

                                  B = the Exercise Price.

         For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Investor, and the holding period for the Warrant Shares shall be deemed to have been commenced on the Issuance Date.

                  4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

                  5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

                  8. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); PROVIDED, HOWEVER, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

                  9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

                  10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  11. ADJUSTMENTS. The Exercise Price shall be adjusted as provided for below in this Section (the Exercise Price, and the Exercise Price as thereafter then adjusted, shall be included in the definition of Exercise Price) and the Exercise Price from time to time shall be further adjusted as provided for below in this Section. Upon each adjustment of the Exercise Price, the Investor shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

         (a) In the case of any amendment to the Company's Certificate of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Investor shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (a) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

         (b) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         (c) If the Company shall, through either a private placement or a public offering (but other than pursuant to options granted under the Company's stock option plans or shares or options issued in an acquisition or shares issuable upon conversion of shares of the Company's convertible debentures or shares issuable pursuant to the exercise of warrant or options outstanding on the Issuance Date and other than the issuance of up to an aggregate of 100,000 shares of Common Stock pursuant to transactions not described in this parenthetical) issue shares of Common Stock, or options to purchase Common Stock or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock at a price (such price, if other than cash, as determined by the Board of Directors) less than the Exercise Price (the "LOWER PRICE"), the Exercise Price shall be automatically reduced to the Lower Price. Notwithstanding the foregoing, in no event shall the Exercise Price ever be increased as a result of this Subsection (c). There will be no adjustment in the event that the Company pays a dividend in cash to its holders of Common Stock; provided, however, the Company will give the holder written notice at least thirty (30) days prior to the record date for the cash dividend, that the Company intends to declare a cash dividend.

         (d) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to Investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Investor, the obligation to deliver to the Investor such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Investor may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Investor shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

         (e) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Investor of this Warrant upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Investor of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Investor of this Warrant to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant. Upon the occurrence of any event described in this Subsection (e), the Investor of this Warrant shall have the right to (i) exercise this Warrant immediately prior to such event at an Exercise Price equal to lesser of (A) the then Exercise Price or (B) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Warrant, in which event, appropriate provisions shall be made so that the Warrant shall be exercisable at the Investor's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity,

         (f) Whenever the Exercise Price shall be adjusted pursuant to this Section the Company shall issue a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Investor of this Warrant. The Company shall make such certificate and mail it to the Investor immediately after each adjustment.

                  12. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made.

                  13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

                  16. 4.99% LIMITATION. The number of shares of Common Stock which may be acquired by the Investor pursuant to the terms herein shall not exceed the number of such shares of Common Stock which, when aggregated with all other shares of Common Stock then owned by the Investor, would result in the Investor owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with the Investor's right to this Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Investor does not own more than 4.99% of the then outstanding Common Stock at any given time.

                  17. MISCELLANEOUS.

                      (a) ISSUE DATE; CHOICE OF LAW; VENUE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the Issuance Date. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and exclusively governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The parties consent to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                      (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION".

                      (c) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                      (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  May   , 1999

                                           IJNT INTERNATIONAL INC.


                                           By: ________________________________
                                                Name:
                                                Title:

                               NOTICE OF EXERCISE
                               ------------------


To:      IJNT INTERNATIONAL INC.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of IJNT INTERNATIONAL INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------


Dated:

------------------------------
Signature

                                 ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

________________________________________________________________.

________________________________________________________________

                                         Dated:  _______________,


           Holder's Signature: _________________________________

           Holder's Address:   _________________________________

                               _________________________________



Signature Guaranteed:  _________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT E

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL


[Date]



Address

Re:      Preferred Stock Purchase Agreement dated May   , 1999

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to the Preferred Stock Purchase Agreement by and between, the entities (the "INVESTORS") listed on Schedule A, and IJNT.net, Inc. (the "COMPANY"), dated May , 1999 (the "PURCHASE AGREEMENT"), which provides for the issuance of Preferred Stock, and sale by the Company of up to 2,000 shares of Series A Preferred Stock of the Company (the "PREFERRED STOCK"), warrants (the "WARRANTS") to purchase 50,00 shares of Common Stock (the "WARRANT SHARES"), and certain additional shares of Common Stock as set forth in the Purchase Agreement (the "ADDITIONAL SHARES"). All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement, the Certificate of Designation, the Certificate of Increase, the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") between the Investors, the Placement Agent and the Company, dated May , 1999, and the Escrow Agreement between the Investors, Placement Agent, Company and the Escrow Agent, dated May , 1999 (the "ESCROW AGREEMENT", and together with the Purchase Agreement and the Registration Rights Agreement, the "AGREEMENTS"). As counsel, we have made such legal and factual examinations and inquires as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the transactions contemplated thereby.

         For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investors in the Agreements and pursuant thereto are true and correct.

         The opinions hereinafter expressed are subject to the following qualifications:

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, except as stated in the SEC Documents, the Company does not own or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements, and the Certificate of Designation, the Certificate of Increase, and to issue the Additional Shares, Preferred Stock, and the shares of Common Stock underlying the Preferred Stock (the "UNDERLYING SHARES"), and Warrants (the "WARRANT SHARES"). The execution and delivery of the Agreements, and the execution, issuance and delivery of the Warrants, Warrant Shares, Additional Shares, the Preferred Stock, and the Underlying Shares, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered, and the Preferred Stock and Warrants have been duly executed, issued and delivered, by the Company and each of the Agreements, the Certificate of Designation, and the Certificate of Increase, constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         3. The execution, delivery and performance of the Agreements, and the issuance of the Preferred Stock and Warrants, by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Warrants, Warrant Shares, Additional Shares, Preferred Stock, and Underlying Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or ByLaws; (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Certificate of Incorporation or ByLaws.

         4. The issuance of the Preferred Stock, Warrants, Additional Shares, Warrant Shares, and Underlying Shares in accordance with the Purchase Agreement will be exempt from registration under the Securities Act of 1933 and will be in compliance with Delaware state securities laws. When so issued, the Preferred Stock, Additional Shares, Warrants, Warrant Shares, and Underlying Shares, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation or ByLaws or, to our knowledge, in any agreement to which the Company is party.

         5. To our knowledge, except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents.

         6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         7. The issuance of the Preferred Stock, Underlying Shares, Additional Shares, Warrants, and Warrant Shares, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

         8. As more specifically described in the SEC Documents, the authorized capital stock of the Company consists of shares of Common Stock, $0.01 par value per share ("COMMON STOCK") and shares of Preferred Stock, par value $0.01 per share.

         This opinion is furnished to the Investors solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                            Very truly yours,

                                    EXHIBIT F

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT THE
                            SERIES A PREFERRED STOCK)


The undersigned hereby irrevocably elects to convert the Series A Preferred Stock No. ____ into shares of common stock of IJNT.NET, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

         (i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to registration of the Common Stock under the Securities Act, subject to any restrictions on sale or transfer set forth in the Preferred Stock Purchase Agreement (the "Purchase Agreement") between the Company and the original holder of the Series A Preferred Stock submitted herewith for conversion;
         (ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Securities Act; and
         (iii) upon the issuance of Common Stock pursuant to this Notice of Conversion, the undersigned will not own more than 4.99% of the then outstanding shares of Common Stock of the Company.


----------------------------                 ----------------------------
Date of Conversion                           Applicable Conversion Price

----------------------------                 ----------------------------
Number of Common Shares upon                 $ Amount of Conversion
Conversion

----------------------------                  ----------------------------
Signature                                    Name

Address:                                     Delivery of Shares to:



* The original Preferred Stock Certificate and Notice of Conversion must be received by the Company by the third business day following the Conversion Date (as defined in the Purchase Agreement).

                                                                       EXHIBIT G


                         INSTRUCTIONS TO TRANSFER AGENT

IJNT.NET, INC.



_______________, 1999

               Insert
[Name and address of Transfer Agent]


Dear Sirs:

         Reference is made to the Preferred Stock Purchase Agreement and all Exhibits and Schedules thereto (the "AGREEMENT") dated as of May , 1999, between the entities listed in Schedule A (collectively referred to as the "INVESTORS") and IJNT.net, Inc. (the "COMPANY"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investors have agreed to purchase from the Company and the Company has agreed to sell to the Investors shares of Series A Preferred Stock (the "PREFERRED STOCK"), and warrants (the "WARRANTS") to purchase shares of Common Stock of the Company, par value $0.01 per share (the "COMMON STOCK"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "TRANSFER AGENT"), these instructions relating to the Common Stock to be issued to the Investors (or a permitted assignee) pursuant to the Agreement, upon conversion of the Preferred Stock, or upon exercise of the Warrants. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1.       ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND

         Pursuant to the Agreement, the Company is required to prepare and file with the SEC, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investors under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investors certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor(s) or its counsel or any other party (other than as described in such paragraphs).

         At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investors the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor(s) shall request.

         In the event the Company files a Form S-3 registration statement and such registration statement is declared effective by the SEC in connection with any such event, the Investor(s) (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (ii) the Investor(s) confirm(s) to the transfer agent that the Investor(s) has complied with the prospectus delivery requirement.

         In the event the Company files a registration statement other than on Form S-3, which is subsequently declared effective by the SEC, the Investors need not confirm the above in writing to the Transfer Agent.

         In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the SEC the Investor(s), or its permitted assignee, or either of their brokers confirms to the Transfer Agent that (i) the Investor(s) has(ve) held the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor(s) (or the Trading Day immediately following if such date is not a Trading Day), the Investor(s) will not have sold more than the greater of (a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor(s) has(ve) complied with the manner of sale and notice requirements of Rule 144 under the Securities Act.

         Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (___) ___-____.

2.       MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

         In connection with any Closing pursuant to which the Investors acquires Common Stock under the Agreement, the Transfer Agent shall deliver to the Transfer Agent as defined in the Agreement certificates representing Common Stock (with or without the Legend, as appropriate) immediately.

3.       FEES OF TRANSFER AGENT; INDEMNIFICATION

         The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

4.       THIRD PARTY BENEFICIARY

         The Company and the Transfer Agent acknowledge and agree that the Investors are an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.


IJNT.NET, INC.


By:__________________________________



AGREED:
[NAME OF TRANSFER AGENT]


By:__________________________________
Name:
Title:

                                      -3-